UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 6, 2011
(Date of earliest event reported)
AMERICAN PUBLIC EDUCATION, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-33810	01-0724376
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 WEST CONGRESS STREET, CHARLES TOWN, WV	25414	304-724-3700
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) American Public Education, Inc. 2011 Omnibus Incentive Plan
On May 6, 2011, the stockholders of American Public Education, Inc. (the “Company”) approved the American Public Education, Inc. Omnibus Incentive Plan (the “2011 Incentive Plan”) at the Company’s 2011 Annual Meeting of Stockholders (the “Annual Meeting”). A description of the 2011 Incentive Plan is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 22, 2011, as amended on April 7, 2011, in the section entitled “Proposal No. 2: 2011 Omnibus Incentive Plan,” which is incorporated in this report by reference. This description is qualified in its entirety by reference to the copy of the 2011 Incentive Plan that is attached to this current report as Exhibit 10.1.
Item 5.07 Submission of Matters to a Vote of Security Holders
The Annual Meeting was held on May 6, 2011. As of March 11, 2011, the date of record for determining the Company stockholders entitled to vote on the proposals presented at the Annual Meeting, there were 18,630,790 shares of Company common stock issued and outstanding and entitled to vote at the Annual Meeting. The holders of 17,095,310 shares of the Company’s issued and outstanding common stock were represented in person or by proxy at the Annual Meeting, constituting a quorum. The proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 22, 2011, as amended on April 7, 2011. The vote results detailed below represent final results as certified by the Inspector of Elections.
Proposal 1.
The Company’s stockholders elected the following persons, who were listed in the Company’s proxy statement for the Annual Meeting, to the Company’s Board of Directors to hold office for the term expiring at the 2012 Annual Meeting of Stockholders or until their successors are elected and qualified or until his or her earlier death, resignation or removal:

	Votes For	Votes Withheld
Wallace E. Boston, Jr.	15,044,425	13,715
J. Christopher Everett	14,891,920	166,220
Barbara G. Fast	14,892,705	165,435
F. David Fowler	14,894,999	163,141
Jean C. Halle	14,991,900	66,240
Timothy J. Landon	15,046,716	11,424
Timothy T. Weglicki	15,046,475	11,665
Proposal 2.
The Company’s stockholders approved the adoption of the American Public Education, Inc. 2011 Omnibus Incentive Plan. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,543,907	1,507,605	6,628	2,037,170
Proposal 3.
The Company’s stockholders approved in an advisory (non-binding) vote the compensation of the Company’s named executive officers. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,690,454	354,683	13,002	2,037,171

Proposal 4.
The Company’s stockholders voted, on an advisory (non-binding) basis, on the frequency of future advisory stockholder votes on the compensation of the Company’s named executive officers. The votes regarding this proposal were as follows:

1 Year	2 Years	3 Years	Abstentions
13,539,726	20,464	1,488,433	9,517
In accordance with the results for Proposal 4, the Company’s Board of Directors has determined that future advisory votes on the compensation of the Company’s named executive officers will be held every year. Thus, the next stockholder advisory vote on the compensation of our named executive officers will be held at the Company’s 2012 Annual Meeting of Stockholders.
Proposal 5.
The Company’s stockholders ratified the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,084,964	4,293	6,053	0
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
Exhibit 10.1   American Public Education, Inc. 2011 Omnibus Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Public Education, Inc.
Date: May 10, 2011	By:	/s/ Harry T. Wilkins
Harry T. Wilkins
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX
10.1 American Public Education, Inc. 2011 Omnibus Incentive Plan